Execution Version

SECOND AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of May 6, 2019, is among Lilis Energy Inc., a Nevada corporation (the “Borrower”), certain Subsidiaries of the Borrower (the “Guarantors”), BMO Harris Bank N.A. (“BMO”), as Administrative Agent for the Lenders, and the other Lenders from time to time party hereto.
Recitals
A.    WHEREAS, the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent are parties to that certain Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 10, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    WHEREAS, subject to the terms and conditions set forth herein, the Lenders have agreed to make an amendment to the Credit Agreement as set forth herein.
C.    WHEREAS, the Borrower has informed the Administrative Agent that the Borrower may be unable to satisfy the current ratio covenant in Section 9.01(b) of the Credit Agreement as of the fiscal quarter ended March 31, 2019 (the “March 31, 2019 Current Ratio”) and the Borrower has requested that the Majority Lenders consent to a waiver of the requirement to comply with the March 31, 2019 Current Ratio (the “Waiver Request”).
D.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, which include all of the Lenders party to the Credit Agreement, agree as follows:
Section 1Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Agreement, shall have the meaning ascribed to such term in the Credit Agreement.
Section 2    Waiver. Subject to the occurrence of the Effective Date, the Borrower hereby requests, and the Administrative Agent and the Majority Lenders hereby agree to the Waiver Request.
Section 3    Amendments. Subject to the occurrence of the Effective Date, the following amendments to the Credit Agreement shall be made:

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3.1    Amendments to Section 1.01.
(a)    The following definitions are hereby added to the Credit Agreement in their entirety where alphabetically appropriate, in each case, to read as follows:
“Consolidated Cash Balance” means, at any time, (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds, commercial paper and Cash Equivalents, in each case, held or owned by (either directly or indirectly), credited to the account of or would otherwise be required to be reflected as an asset on the balance sheet of the Borrower and its Restricted Subsidiaries less (b) the sum of (i) any restricted cash or Cash Equivalents to pay royalty obligations, working interest obligations, suspense payments, severance taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations or other obligations of the Borrower or any Restricted Subsidiary to third parties and for which the Borrower or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within five (5) days in order to make such payments), (ii) other amounts for which the Borrower or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within five (5) days in order to make such payments) but which have not yet been subtracted from the balance in the relevant account of the Borrower or such Restricted Subsidiary and (iii) while and to the extent refundable so long as, with respect to this clause (iii) the Borrower provides a certificate of a Responsible Officer to the Administrative Agent designating such amounts as being reserved for an acquisition or Investment permitted hereunder, any cash or Cash Equivalents of the Borrower or any Restricted Subsidiary constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits.
“Consolidated Cash Balance Threshold” means $10,000,000 million.
“Excess Period” has the meaning assigned to such term in Section 3.04(c)(viii).
(b)    The definition of “Applicable Margin” is hereby amended and restated as follows:
“Applicable Margin” means, for any date, the applicable rate per annum set forth below as determined based upon (a) the Borrowing Base Utilization Percentage then in effect and (b) the Total Debt to EBITDAX ratio as specified in the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 8.01(c) (including, for the avoidance of doubt, the Compliance Certificate to be delivered in connection with the March 31, 2019 financial statements):

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(i) Total Debt to EBITDAX ratio is less than 3.00 to 1.00:

Borrowing Base Utilization Percentage	< 25%	>25% and <50%	>50% and <75%	>75% and <90%	>90%
Eurodollar Loans	2.25%	2.50%	2.75%	3.00%	3.25%
ABR Loans	1.25%	1.50%	1.75%	2.00%	2.25%
(ii) Total Debt to EBITDAX ratio is equal to or greater than 3.00 to 1.00:

Borrowing Base Utilization Percentage	< 25%	>25% and <50%	>50% and <75%	>75% and <90%	>90%
Eurodollar Loans	2.50%	2.75%	3.00%	3.25%	3.50%
ABR Loans	1.50%	1.75%	2.00%	2.25%	2.50%
Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change in the Borrowing Base Utilization Percentage or Total Debt to EBITDAX ratio, as applicable, and ending on the date immediately preceding the effective date of the next such change; provided, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a) and/or a Compliance Certificate pursuant to Section 8.01(c), then beginning on such date and until such Reserve Report and/or Compliance Certificate, as applicable, is delivered, the “Applicable Margin” shall mean the rate per annum set forth on the grid set forth in clause (ii) above when the Borrowing Base Utilization Percentage is at its highest level.
3.2    Amendment to Section 3.04(c). Section 3.04(c) of the Credit Agreement is hereby amended by adding the following Section 3.04(c)(vii):
(vii)    Application in Connection with Consolidated Cash Balance. If, at any time, (A) the Borrower has outstanding Borrowings, Letters of Credit or reimbursement obligations in respect of Letters of Credit that are outstanding and (B) the Consolidated Cash Balance exceeds the Consolidated Cash Balance Threshold at the end of each Business Day for a period of five (5) consecutive Business Days (the “Excess Period”), then the Borrower shall, within two (2) Business Days of the end of such Excess Period, (A) prepay the Borrowings in an aggregate principal amount equal to such excess and (C) if any excess remains after prepaying all of the Borrowings as a result of outstanding LC Exposure, pay to the Administrative Agent an amount equal to such excess to be held as cash collateral as provided in Section 2.09(j).

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3.3    Amendment to Section 6.02. Section 6.02 of the Credit Agreement is hereby amended by (a) adding the following new Section 6.02(c), (b) renumbering the existing Section 6.02(c) to be Section 6.02(d) and (c) replacing “Section 6.02(b)” in the last sentence thereof with “Section 6.02(c)”:
(c)    (i) the Consolidated Cash Balance immediately prior to such Borrowing and (ii) the pro forma Consolidated Cash Balance, immediately after giving effect to such Borrowing, shall not exceed the Consolidated Cash Balance Threshold.
3.4    Amendment to Section 7.21. Section 7.21 of the Credit Agreement is hereby amended to replace the reference to “90%” therein with “95%”.
3.5    Amendment to Section 8.14(a). Section 8.14(a) of the Credit Agreement is hereby amended to replace each reference to “90%” therein with “95%”.
Section 4    Conditions Precedent to Effective Date. This Agreement shall become effective on the date (such date, the “Effective Date”) when each of the following conditions is satisfied (or waived) in accordance with the terms herein:
4.1    The Administrative Agent and the Lenders, shall have received (a) reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under Section 12.03 of the Credit Agreement in connection with this Agreement (including, the fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent) and (b) a consent fee payable to the Administrative Agent for the account of each Lender that executes and delivers a signed counterpart of this Agreement on or prior to the Effective Date (each such Lender, a “Consenting Lender”) in an amount equal to 0.15% of each such Consenting Lender’s pro rata share of the Borrowing Base in effect immediately prior to the Effective Date;
4.2    The Administrative Agent shall have received from the Borrower, each Guarantor, and the Lenders constituting the Majority Lenders, counterparts of this Agreement signed on behalf of such Persons.
4.3    As of the Effective Date, after giving effect to this Agreement, (a) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such earlier date and (b) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing.
Each party hereto hereby authorizes and directs the Administrative Agent to declare the this Agreement to be effective (and the Effective Date shall occur) when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent,

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compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 5    Miscellaneous.
5.1    Limitation of Waivers. The consent, waiver and agreement contained herein, shall not be a consent, waiver or agreement by the Administrative Agent or the Lenders of any Defaults or Events of Default, as applicable, which may exist (other than, for the avoidance of doubt, with respect to the March 31, 2019 Current Ratio) or which may occur in the future under the Credit Agreement or any other Loan Document, or any future defaults of the same provision waived hereunder (collectively, “Other Violations”). Similarly, nothing contained in this Agreement shall directly or indirectly in any way whatsoever: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Document, as the case may be, with respect to any Other Violations, (b) except as set forth herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument, as applicable. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Other Violations.
5.2    Confirmation. The provisions of the Credit Agreement shall remain in full force and effect following the Effective Date.
5.3    Ratification and Affirmation; Representations and Warranties. Each of the Guarantors and the Borrower (a) acknowledges the terms of this Agreement, (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document (including, without limitation, the Guaranteed Liabilities) and agrees that each Loan Document remains in full force and effect as expressly amended hereby, (c) certifies to the Lenders, on the Effective Date, as applicable, that, after giving effect to this Agreement and the amendments and transactions occurring on the Effective Date, (i) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty are true and correct), except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty are true and correct) as of such earlier date and (ii) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing and (c) acknowledges that it is a party to certain Security Instruments securing the Secured Obligations and agrees that according to their terms the Security Instruments to which it is a party will continue in full force and effect to secure the Secured Obligations under the Loan Documents, as the same may be amended, supplemented or otherwise modified.
5.4    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together

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shall be deemed to constitute one and the same instrument. Delivery of an executed a signature page of this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
5.5    No Oral Agreement. This Agreement, the Credit Agreement, the other Loan Documents and any separate letter agreement with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreement and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
5.6    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
5.7    Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.
5.8    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
5.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with Section 12.04 of the Credit Agreement.
5.10    Loan Documents. This Agreement is a Loan Document.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the Effective Date.

BORROWER:	LILIS ENERGY, INC.

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer
GUARANTORS:	BRUSHY RESOURCES, INC.

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer
HURRICANE RESOURCES LLC

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer
IMPETRO OPERATING LLC

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer
LILIS OPERATING COMPANY, LLC

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer

IMPETRO RESOURCES, LLC

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer

[Second Amendment and Waiver to Second Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:	BMO HARRIS BANK N.A., as Administrative Agent, and a Lender

By:        /s/ Melissa Guzmann
Name:    Melissa Guzmann
Title:    Director

[Second Amendment and Waiver to Second Amended and Restated Credit Agreement]

LENDERS:	SUNTRUST BANK, as a Lender
By:     /s/ Benjamin L. Brown
Name: Benjamin L. Brown
Title:    Director

[Second Amendment and Waiver to Second Amended and Restated Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender
By:        /s/ Nancy Mak
Name:    Nancy Mak
Title:    Senior Vice President

[Second Amendment and Waiver to Second Amended and Restated Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:        /s/ Nupur Kumar
Name:    Nupur Kumar
Title:    Authorized Signatory
By:        /s/ Andrew Griffin
Name:    Andrew Griffin
Title:    Authorized Signatory

[Second Amendment and Waiver to Second Amended and Restated Credit Agreement]